SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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    Rule 14a-6(e)(2))

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[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           Castle Dental Centers, Inc.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)
                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.

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

                         [CASTLE DENTAL LETTERHEAD/LOGO]

                                  June 5, 2000

To Our Stockholders:

      On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Castle Dental Centers, Inc. to be held on Tuesday, June 27, 2000, at 9 a.m. at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company's 1999 Annual Report, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company in 1999.

      We hope that you will be able to attend the Annual Meeting. Your vote is important. Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. We look forward to seeing you at the meeting.

                                    Sincerely,


                                    Jack H. Castle, Jr.
                                    Chairman of the Board of Directors
                                    and Chief Executive Officer

                           Castle Dental Centers, Inc.
                       1360 Post Oak Boulevard, Suite 1300
                              Houston, Texas 77056

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 27, 2000

TO THE STOCKHOLDERS:

      The 2000 Annual Meeting of Stockholders of Castle Dental Centers, Inc. (the "Company"), will be held at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027 at 9 a.m. on Tuesday, June 27, 2000, for the following purposes:

      (1) To elect six directors of the Company to serve on the Board of Directors until the 2001 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

      (2) To amend the Company's Certificate of Incorporation to create a new class of non-voting common stock.

      (3) To amend the Company's Certificate of Incorporation to reduce the number of authorized shares of common stock.

      (4) To amend and restate the Company's Certificate of Incorporation in order to eliminate references to preferred shares no longer outstanding.

      (5) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the year ending December 31, 2000.

      (6) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      The holders of record of the Company's common stock at the close of business on May 25, 2000 are entitled to notice of and to vote at the meeting with respect to all proposals. We urge you to sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                    By Order of the Board of Directors,


                                    John M. Slack
Houston, Texas                      Vice President, Chief Financial Officer
June 5, 2000                        and Secretary

                           Castle Dental Centers, Inc.
                       1360 Post Oak Boulevard, Suite 1300
                              Houston, Texas 77056

                           ---------------------------
                                 PROXY STATEMENT
                           ---------------------------

                             MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 27, 2000

      This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Castle Dental Centers, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders or any postponement or adjournment thereof (the "Annual Meeting") to be held at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027 at 9 a.m. on Tuesday, June 27, 2000 for those purposes set forth in the notice attached hereto. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about June 5, 2000.

RECORD DATE AND VOTING SECURITIES

      The Board of Directors has fixed the close of business on May 25, 2000 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 6,417,206 shares of common stock, par value $.001 per share ("Common Stock"). There are no other classes of voting securities of the Company outstanding. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. A proxy will be voted in the manner specified on the proxy, or if no manner is specified, it will be voted in favor of the proposals set forth in the notice attached hereto.

      The presence of the holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company.

      Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees which are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters.

      The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The election of directors requires the favorable vote of the holders of a plurality of shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting. Cumulative voting for the election of directors is not permitted. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate.

      The affirmative vote of a majority of the outstanding shares of Common Stock is necessary to approve each of the amendments to the Company's certificate of incorporation ("Certificate") contemplated by proposals Nos. 2, 3 and 4. With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for this matter so that broker non-votes will have the same effect as a vote against these proposals. In addition, abstentions will also operate to prevent the approval of such proposals to the same extent as a vote against such proposal.

      A majority of the votes represented by the Stockholders present at the Annual Meeting, in person or by proxy, is necessary for ratification of the Company's auditors. With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated. Abstentions, however, will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

REVOCATION OF PROXY

      Stockholders submitting proxies may revoke them at any time before they are voted on by (i) notifying John M. Slack, Secretary of the Company, in writing of such revocation, (ii) by execution of a subsequent proxy sent to Mr. Slack or (iii) by attending the Annual Meeting in person and giving notice of revocation. Notices to Mr. Slack referenced in (i) and (ii) should be directed to John M. Slack, Secretary, Castle Dental Centers, Inc., 1360 Post Oak Boulevard, Suite 1300, Houston, Texas 77056.

SOLICITATION EXPENSES

      The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

      The Company's Annual Report to Stockholders for the year ended December 31, 1999, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

      The Company's Bylaws authorize the Board of Directors to determine, from time to time, the number of directors which shall constitute the whole Board of Directors. Presently, six directors serve on the Board of Directors, each director holding office for a term of one year and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation, or removal. The directors whose terms will expire at the 2000 Annual Meeting are Jack H. Castle, Jr., Jack H. Castle, D.D.S., Robert J. Cresci, G. Kent Kahle, Elizabeth A. Tilney, and Emmett E. Moore. All of these individuals have been nominated to stand for reelection at the 2000 Annual Meeting to hold office until the 2001 Annual Meeting and until their successors are elected and qualified.

NOMINEES FOR ELECTION

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR JACK H. CASTLE, JR., JACK H. CASTLE, D.D.S., ROBERT J. CRESCI, G. KENT KAHLE, ELIZABETH A. TILNEY, AND EMMETT
E. MOORE AS DIRECTORS TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS OTHERWISE SPECIFIED.

      The following sets forth information as to the current directors and executive officers of the Company, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board of Directors and directorships in other publicly-held companies.

                                                                                DIRECTOR
           NAME              AGE       POSITION WITH THE COMPANY                 SINCE
           ----              ---       -------------------------                --------
Jack H. Castle, Jr.          45   Chairman of the Board and Chief                1995
                                  Executive Officer
Jack H. Castle, D.D.S.       78   Director                                       1995
Robert J. Cresci (1)(2)      56   Director                                       1995
G. Kent Kahle (1)            48   Director                                       1995
Elizabeth A. Tilney (2)      42   Director                                       1996
Emmett E. Moore(1)           57   Director                                       1997
G. Daniel Siewert III        56   President and Chief Operating Officer
John M. Slack                52   Vice President and Chief Financial Officer

------------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

      Jack H. Castle, Jr. became a director in December 1995. He was a co-founder of the Company in 1981 and has served as Chief Executive Officer since 1990. He became the Company's Chairman in August 1996. Mr. Castle received a B.A. from Rollins College and a Masters of Business Administration from Wake Forest University. Mr. Castle is the son of Jack H. Castle, D.D.S.

      Jack H. Castle, D.D.S. became a director in December 1995 and served as Chairman of the Company from 1981 until August 1996. He is also the sole owner of Jack H. Castle, D.D.S., P.C., a dental practice managed by the Company (the "Texas PC"). Prior to co-founding the Company, Dr. Castle operated a single location dental practice. Dr. Castle graduated from the University of Houston in 1943 and received a Doctorate of Dental Surgery from the University of Texas Health Science Center in Houston in 1945. He served in the United States Navy from 1947 to 1949. Dr. Castle is the father of Jack H. Castle, Jr.

      Robert J. Cresci became a director in December 1995. Mr. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves on the boards of Sepracor, Inc., Inc., Aviva Petroleum Ltd., Film Roman, Inc., Quest Educational Corporation, Jfax.Com, Inc., Candlewood Hotel Co., Inc., SeraCare, Inc., E-Stamp Corporation and several private companies.

      G. Kent Kahle became a director in December 1995. He has been a Managing Director of The GulfStar Group, Inc., an investment banking firm, since 1990. From 1982 to 1990 Mr. Kahle held various positions with Rotan Mosle, Inc., most recently as Senior Vice President and Director. Mr. Kahle has a Masters of Business Administration from The Wharton School of the University of Pennsylvania and an A.B. from Brown University. He currently serves on the board of Total Safety Corporation, U.S. Legal Support, Inc., Plassein Packaging Corp. and De-Ro Products, Inc.

      Elizabeth A. Tilney became a director in August 1996. Ms. Tilney is Senior Vice President, Marketing, Communications and Human Resources of Enron Energy Services, having joined Enron in March 1996. From 1987 to 1996, Ms. Tilney held various positions with Russell Reynolds Associates, an executive search firm, and was most recently an Executive Director. Ms. Tilney was an account manager associated with Ogilvy & Mather Advertising in New York and Houston from 1983 to 1987. Ms. Tilney has a Masters of Business Administration from The Amos Tuck School of Business Administration of Dartmouth College and a B.A. from the University of Virginia.

      Emmett E. Moore became a director in September 1997. Since June 1999, Mr. Moore has been Chairman of the Board and Chief Executive Officer of MedEvolve, Inc., a provider of internet-based information technology solutions to physicians' offices. From November 1997 until joining MedEvolve, he was engaged in private consulting and investments related to healthcare. From April 1995 until November 1997, Mr. Moore was the Chairman of the Board and Chief Executive Officer of Physicians Resource Group, Inc., a publicly-traded ophthalmology practice management company. Mr. Moore received B.B.A., J.D. and M.P.A. degrees from the University of Texas, and is a certified public accountant.

      The vote of a plurality of holders of the outstanding shares of Common Stock present in person or represented by duly executed proxy at the Annual Meeting for the election of a given nominee is necessary to elect such nominee as a director of the Company (i.e., the six director nominees receiving the greatest number of votes cast will be elected, regardless of the number withheld from voting for the election of such director nominees).

                        GENERAL INFORMATION WITH RESPECT
                            TO THE BOARD OF DIRECTORS

MEETINGS

      During the year ended December 31, 1999, the Board of Directors held four meetings and acted one time by unanimous consent. During 1999, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. There are two standing committees of the Board of Directors, the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee.

COMMITTEES OF THE BOARD

      Audit Committee. The Audit Committee consists of Robert J. Cresci (Chairman), and G. Kent Kahle and Emmett E. Moore. The Audit Committee: (i) makes recommendations to the Board of Directors concerning the engagement of independent public accountants; (ii) reviews with the independent public accountants the plans for and results of the audit; (iii) approves professional services provided by the independent public accountants; (iv) reviews the independence of the independent public accountants; (v) considers the range of audit and non-audit fees; (vi) reviews the non-audit services performed by the independent public accountants; and (vii) reviews the adequacy of the Company's internal accounting controls. During 1999, the Audit Committee held two meetings.

      Compensation Committee. The Compensation Committee consists of Elizabeth
A. Tilney (Chairperson) and Robert J. Cresci. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This committee also performs the duties of administration with respect to the Company's incentive compensation plan. See "Report of Compensation Committee on Executive Compensation." During 1999, the Compensation Committee held two meetings.

DIRECTORS' COMPENSATION

      During 1999, each non-employee director was paid a fee of $1,000 for each Board of Directors meeting attended in person and $500 for each telephonic Board of Directors meeting in which the director participated. The Company paid aggregate fees of $10,000 to non-employee directors of the Company in connection with the Board of Directors' and committee meetings in 1999. The Company does not pay director fees to directors who also are employees of the Company. No member of the Board of Directors, except Jack H. Castle, D.D.S., was paid compensation during 1999 for his service as a director of the Company other than pursuant to the standard compensation arrangement described above. See "Certain Relationships and Related Transactions" for a description of other compensation payable to Jack H. Castle, D.D.S. Non-employee directors also receive stock option awards pursuant to the Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in August 1996.

      The Directors' Plan, which is administered by the Compensation Committee, provides for the automatic grant to each non-employee director of an option to purchase 25,000 nonqualified stock options upon such person's initial election as a director. The aggregate amount of Common Stock with respect to which grants under the Directors' Plan may be made may not exceed 150,000 shares. Options will be exercisable during a ten-year period from the date of grant of the Options and will vest based upon the number of full years of service a non-employee director serves on the Board of Directors as follows: 20% after one full year, 40% after two full years of service, 60% after three full years of service, 80% after four full years of service and 100% after five full years of service. No option will remain exercisable later than ten years after the date of grant.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information as of March 31, 2000 with respect to beneficial ownership of the Company's Common Stock by (i) each director, (ii) each executive officer, (iii) the executive officers and directors as a group, and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its voting securities. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.


                                                        NUMBER OF   PERCENTAGE
                                                         SHARES     OF SHARES
                 NAME AND ADDRESS OF                  BENEFICIALLY BENEFICIALLY
                   BENEFICIAL OWNER                       OWNED       OWNED
                   ----------------                   ------------ ------------
Jack H. Castle, Jr. (1)(2)                                1,386,75         22.4%

Jack H. Castle, D.D.S. (2)(3)                              974,000         15.2

Loretta Castle (2)(3)                                      974,000         15.2

Castle Interests, Ltd. (2)
1360 Post Oak Boulevard,
Suite 1300, Houston, Texas 77056                           514,000          8.0

Pecks Management Partners, Ltd. (4)
One Rockefeller Plaza, Suite 900
New York, New York  10020                                  913,243         14.2

Robert J. Cresci (5)                                       923,243         14.4

The Capital Group Companies, Inc.
333 South Hope Street
Los Angeles, California 90071                              625,000          9.7

Benson Associates, LLC
111 S.W. Fifth Avenue, Suite 2130
Portland, Oregon 97204                                     542,900          8.5

G. Kent Kahle (6)                                           75,329          1.2

G. Daniel Siewert III (7)                                  110,600          1.7

John M. Slack (8)                                           51,000            *

Elizabeth A. Tilney (9)                                     13,000            *

Emmett E. Moore (9)                                         10,000            *

All directors and executive officers as a group (8
persons) (10)                                            3,029,922        45.4%

--------------------
*  Less than 1%

(1) Includes 714,000 shares held by the Castle 1995 Gift Trust f/b/o Jack H. Castle, Jr., of which Mr. Castle is Trustee. Includes options to acquire 58,750 shares of Common Stock issued under the Castle Dental Centers, Inc. Omnibus Stock and Incentive Plan (the "Plan") which are exercisable within 60 days. Excludes options to acquire 191,250 shares of Common Stock which are not exercisable within 60 days.

(2) Includes 514,000 shares of Common Stock owned of record by Castle Interest, Ltd., a Texas limited partnership of which Jack H. Castle, D.D.S., Loretta Castle and Jack H. Castle, Jr. are the three general partners. The general partners of Castle Interests, Ltd. cannot act to vote or dispose of shares of Common Stock held by Castle Interests, Ltd. without the unanimous vote of all of the general partners. Loretta Castle is the wife of Jack H. Castle, D.D.S. and the mother of Jack H. Castle, Jr.

(3) Includes 103,000 shares of Common Stock owned jointly by Jack H. Castle, D.D.S. and Loretta Castle.

(4) Includes 615,033, 121,708, and 176,502 shares of Common Stock owned of record by Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc. and Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., respectively (the "Pecks Investors"). Pecks Management Partners Ltd. ("Pecks"), as investment manager for the Pecks Investors, has sole investment and voting power with respect to such shares. Mr. Cresci, a director of the Company, is a Managing Director of Pecks. Pecks disclaims beneficial ownership of such shares.

(5) Includes all shares deemed to be beneficially owned by Pecks, of which Mr. Cresci is a Managing Director. As a result, Mr. Cresci may be deemed to share voting and investment power with respect to such shares. Mr. Cresci disclaims beneficial ownership of such shares. See note 4 above. Also includes options to acquire 10,000 shares of Common Stock under the Directors' Plan which are exercisable within 60 days. Excludes options to acquire 15,000 shares of Common Stock which are not exercisable within 60 days.

(6) Includes 56,579 shares of Common Stock issuable on exercise of the GulfStar Warrant and options to acquire 12,500 shares of Common Stock under the Directors' Plan which are exercisable within 60 days. Mr. Kahle is a Managing Director of The GulfStar Group, Inc., an affiliate of GulfStar Investments, Ltd., the holder of the GulfStar Warrant. Excludes options to acquire 22,500 shares of Common Stock which are not exercisable within 60 days.

(7) Includes options to acquire 68,750 shares of Common Stock issued under the Plan which are exercisable within 60 days. Excludes options to acquire 191,250 shares of Common Stock which are not exercisable within 60 days.

(8) Includes options to acquire 36,500 shares of Common Stock issued under the Plan which are exercisable within 60 days. Excludes options to acquire 113,500 shares of Common Stock which are not exercisable within 60 days.

(9) Includes options to acquire 10,000 shares of Common Stock issued under the Plan which are exercisable within 60 days. Excludes options to acquire 15,000 shares of Common Stock which are not exercisable within 60 days.

(10) Includes (i) 714,000 shares of Common Stock held by the Castle 1995 Gift Trust f/b/o Jack H. Castle, Jr., (ii) 514,000 shares of Common Stock held by Castle Interests, Ltd., (iii) 913,243 shares of Common Stock beneficially owned by the Pecks Investors, and (iv) 56,579 shares of Common Stock issuable to GulfStar Investments, Ltd. on exercise of the GulfStar Warrant.

                               EXECUTIVE OFFICERS

      The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. Information concerning Jack H. Castle, Jr. is set forth above under "Election of Directors." Information concerning G. Daniel Siewert III and John M. Slack is set forth below.

      G. Daniel Siewert III joined the Company in August 1997 as President and Chief Operating Officer. From January 1995 through June 1997, he served as Chief Operating Officer for Family Dental Center, Inc., a large group dental practice with locations in Sears Roebuck & Company stores. From November 1993 to December 1994, Mr. Siewert provided business management consulting for a major retail eye care company. Prior to that, from September 1990 until August 1993, he was Chief Executive Officer of National Vision Associates, Inc.

      John M. Slack joined the Company in December 1995 as Vice President and Chief Financial Officer. From November 1994 through November 1995, he served as Vice President and Chief Financial Officer of Team, Inc., a publicly-held environmental services company. From 1985 through August 1994, Mr. Slack was Vice President and Chief Financial Officer of Serv-Tech, Inc., a publicly-held industrial services company. Mr. Slack received a B.S. in international economics from Georgetown University in 1969.

                           SUMMARY COMPENSATION TABLE

      The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the other executive officers of the Company (the "Named Executive Officers") whose compensation exceeded $100,000 during the year ended December 31, 1999.

                                                        ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                                   ----------------------------- -------------------------------------------------
                                                                                                     NUMBER OF
                                                                  OTHER ANNUAL     RESTRICTED         OPTIONS          ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR  SALARY($)      BONUS($)    COMPENSATION($) STOCK AWARDS($)      GRANTED     COMPENSATION($)(1)
------------------------------  ----  ---------    -----------   --------------- ---------------  --------------   ---------------
JACK H. CASTLE, JR ...........  1999    249,925           --                --              --            75,000             3,504
CHIEF EXECUTIVE OFFICER         1998    243,663           --                --              --            75,000            12,388
                                1997    254,167           --                --              --           100,000              --


G.  DANIEL SIEWERT III .......  1999    199,929           --                --              --            75,000            12,000
PRESIDENT,                      1998    199,320           --                --              --            75,000            12,000
CHIEF OPERATING OFFICER         1997     61,698(2)        --                --              --           110,000              --


JOHN M. SLACK ................  1999    144,231                                                           50,000             7,407
VICE PRESIDENT,                 1998    142,026           --                --              --            50,000              --
CHIEF FINANCIAL OFFICER,        1997    120,001           --                --              --            30,000              --
TREASURER AND SECRETARY

(1) OTHER COMPENSATION PAID TO MR. CASTLE, MR. SIEWERT AND MR. SLACK IN 1998 AND 1999 CONSISTED OF AUTOMOBILE ALLOWANCES.

(2) REPRESENTS LESS THAN ONE FULL YEAR'S COMPENSATION; PURSUANT TO AGREEMENT BETWEEN THE OFFICER AND THE COMPANY, SUCH OFFICER'S EMPLOYMENT BEGAN ON AUGUST 4, 1997.

                                  STOCK OPTIONS

THE FOLLOWING TABLE REFLECTS CERTAIN INFORMATION REGARDING STOCK OPTIONS GRANTED TO THE NAMED EXECUTIVE OFFICERS DURING 1999.

                              OPTION GRANTS IN 1999

                                                      INDIVIDUAL GRANTS
                           --------------------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                                       ASSUMED ANNUAL RATES OF
                                                                                                    STOCK PRICE APPRECIATION FOR
                                                                                                             OPTION TERM
                                                                                                  ---------------   ---------------
                             NUMBER OF
                             SECURITIES        PERCENT OF
                             UNDERLYING       TOTAL OPTIONS
                               OPTIONS          GRANTED TO          EXERCISE      EXPIRATION
NAME                           GRANTED      EMPLOYEES IN 1999        PRICE           DATE              5% ($)           10% ($)
----                       ---------------   ---------------    --------------- ---------------   ---------------   ---------------
Jack H. Castle, Jr .......          75,000              29.7%   $        2.3125        11/07/08   $       109,074   $       276,415
G. Daniel Siewert III ....          75,000              29.7%   $        2.3125        11/07/08   $       109,074   $       276,415
John  M. Slack ...........          50,000              19.8%   $        2.3125        11/07/08   $        72,716   $       184,276

   AGGREGATE OPTION EXERCISES IN 1999 AND YEAR-END 1999 OPTION VALUES

      The following table reflects certain information concerning the number of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1999. No options were exercised by the Named Executive Officers during the year ended December 31, 1999.

                                                                              NUMBER OF                 VALUE OF UNEXERCISED
                                          SHARES                         UNEXERCISED OPTIONS          "IN-THE-MONEY" OPTIONS
                                        ACQUIRED ON                    AT DECEMBER 31, 1999 (#)      AT DECEMBER 31, 1999 (1)
                                                                     ---------------------------   ---------------------------
                                                         VALUE
           NAME                          EXERCISE       REALIZED      EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Jack H. Castle, Jr .................              0              0         58,750        191,250              0   $     51,563
G. Daniel Siewert III ..............              0              0         68,750        191,250              0   $     51,563
John M.  Slack .....................              0              0         36,500        113,500              0   $     34,375

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The exercise price of the options granted to the Named Executive Officers ranges from $2.3125 to $10.00 per share. The value of unexercised options for each of the Named Executive Officers represents the difference between the exercise price of such options and the closing price of the Company's Common Stock on December 31, 1999 ($3.00 per share). None of the "in-the-money" options granted to the Named Executive Officers were exercisable at December 31, 1999.

                             STOCK PERFORMANCE GRAPH

      The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Nasdaq Composite Index, the S&P Smallcap 600 Index and a peer group stock index (the "Peer Group Index") defined as follows: American Dental Partners, Inc., Coast Dental Services, Inc., Interdent, Inc., and Monarch Dental Corporation. Interdent, Inc. was formed in March 1999 through the merger of Dental Care Alliance, Inc. and Gentle Dental Service Corp., both of which were previously included in the Peer Group Index. Accordingly, the Company has added American Dental Partners, Inc. to the Peer Group Index. The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index, the S&P Smallcap 600 Index and the Peer Group Index on September 12, 1997, the date that the Company began trading on the National Association of Securities Dealers Automated Quotation system. In future filings, the Company will omit comparisons to the Nasdaq Composite Index and will continue comparisons with the S&P Smallcap 600 Index. The Company believes that the S&P Smallcap Index is more representative of the stock performance of similarly capitalized companies than the Nasdaq Composite Index, which is dominated by large cap technology companies.

                                9/97    12/97    12/98    12/99
                               -----   ------   ------   ------
Castle Dental Centers, Inc.    100.0    59.61    47.11    23.07
Peer Group                     100.0    95.41    48.24    27.81
Nasdaq composite               100.0    99.31   139.94   252.81
S & P Smallcap 600             100.0   103.31   101.96   114.61

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is administered by the Compensation Committee, a committee of the Board of Directors composed of the non-employee directors listed below this report. The Compensation Committee is responsible for recommending to the full Board of Directors compensation of the Chief Executive Officer of the Company, determining the compensation of the other executive officers of the Company, and administering the Company's employee benefit plans. None of the members of the Compensation Committee have any interlocking or other relationships with the Company that would call into question their independence as Compensation Committee members.

COMPENSATION POLICIES AND PROGRAMS

      The Compensation Committee believes that the goals of the executive compensation program should be to align executive compensation with the Company's long-term business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee believes that the best way to achieve these goals is by aligning the financial interests of the Company's executive officers closely to the interests of the Company's stockholders through a combination of annual cash incentives and stock options, while providing the executive officers with base salary compensation at levels that are competitive with, but which do not exceed, prevailing standards. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. The Company's executive compensation program is based on three elements, base salary, annual incentive compensation or bonuses, and stock-based incentive compensation, each of which is determined in part by corporate performance in achieving financial and qualitative objectives established by the Board of Directors. Financial objectives include the relative performance of the Company among its peer group of dental practice management companies as well as the Company's performance as measured against budgets and operating plans established by management. Qualitative objectives include elements of Company performance such as attracting and retaining patients, management and employee development, compliance with healthcare regulations, and anticipating and responding to changing market conditions.

      The Compensation Committee believes that stock options are critical in motivating the long-term creation of stockholder value because options focus executive attention on stock price as the primary measure of performance. In January 1996, the Company adopted and its stockholders approved a Castle Dental Centers, Inc. Omnibus Stock and Incentive Plan (the "Plan") for the benefit of its employees, including executive officers. The Plan is administered by the Compensation Committee. The purpose of the Plan is to maximize shareholder value by encouraging ownership of Common Stock by eligible employees, including executive officers, providing increased incentives for such employees to render services and a maximum amount of effort for the business success of the Company and strengthening identification of such employees with the stockholders. The Plan also utilizes vesting periods to encourage its executive officers and eligible employees to continue in the employ of the Company. Stock option grants made to the Chief Executive Officer and other executive officers in 1999 were made in part because of the Company's success in significantly increasing operating profits and cash flow. Stock option grants to the Company's Chief Executive Officer and other executive officers are not made automatically each year and are not considered to be a part of normal annual compensation.

      Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Accordingly, these stock options are tied to the future performance of the Company's Common Stock and provide value to the recipient only when the price of the Company's Common Stock increases above the option grant price. Pursuant to the Plan, on November 7, 1999, the Compensation Committee approved the following option grants: 75,000 shares to Jack H. Castle, Jr., 75,000 shares to G. Daniel Siewert, III, and 50,000 shares to John M. Slack, with an exercise price equal to the closing price of the Company's Common Stock on such date.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      In determining the compensation of the Company's chief executive officer, Jack H. Castle, Jr., for 1999, the Compensation Committee reviewed information regarding compensation of chief executive officers of dental practice management and other comparable companies and evaluated the performance of the Company during the year. As a result, Mr. Castle's annual base salary was set at $250,000 in March 1999. There was no annual cash incentive paid to Mr. Castle or other executive officers in 1999 although the Compensation Committee may elect to issue annual bonuses in the future. The primary form of annual incentive compensation awarded to Mr. Castle for 1999 was the grant of stock options to purchase 75,000 shares of Company common stock at an exercise price of $2.3125 per share. This award reflected the Company's success in achieving its growth and financial performance objectives in 1998 and 1999 and provides Mr. Castle with long-term incentive compensation tied to the Company's future performance.

      This report is furnished by the Compensation Committee of the Board of Directors.

      Elizabeth A. Tilney: Chairperson

      Robert J. Cresci

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Kahle, a director of the Company, is a Managing Director of The GulfStar Group, Inc., which has provided investment banking and advisory services to the Company. In 1995, the Company paid $540,000 in investment banking fees to The GulfStar Group, Inc. and issued a warrant to purchase 56,579 shares of Common Stock to GulfStar Investments, Ltd. The Company has paid The GulfStar Group, Inc. for investment banking and financial advisory services provided to the Company in connection with certain acquisitions. The GulfStar Group, Inc. received approximately $198,000 in investment banking and financial advisory fees from the Company in 1996. In 1998, The GulfStar Group, Inc. received a $183,332 advisory fee in connection with the acquisition of Dental Consulting Services, LLC. The directors of the Company other than Mr. Kahle approve the payments made to The GulfStar Group, Inc. by the Company.

      At December 31, 1999, Jack H. Castle, Jr., the Company's Chief Executive Officer, G. Daniel Siewert, the Company's President and Chief Operating Officer, and John M. Slack, Vice-President and Chief Financial Officer, had outstanding loans in the aggregate amount of $307,000 from the Company. These loans are repayable over varying periods ranging from one to five years and bear interest at rates ranging from zero to six percent.

      Mr. Cresci, a director of the Company, is a Managing Director of Pecks Management Partners Ltd., the investment advisor to the Pecks Investors, which owns 948,243 shares of Common Stock. Pursuant to the provisions of the Stockholders Agreement (as defined below), for so long as certain ownership thresholds with respect to the Common Stock are maintained, the Signatory Stockholders (as defined below) are obligated to vote their shares of Common Stock in favor of the designee of the Pecks Investors to be a member of the Company's board of directors and Mr. Cresci is currently such nominee.

      In December 1995, the Company acquired all of the stock of Jack H. Castle, D.D.S., Inc., a professional corporation of which Jack H. Castle, D.D.S., a director of the Company, was the sole owner. In connection with that transaction, the Company paid Jack H. Castle, D.D.S. $6.0 million in cash and entered into a Deferred Compensation Agreement with Jack H. Castle, D.D.S. pursuant to which the Company has agreed to pay Jack H. Castle, D.D.S. $2.6 million in 20 quarterly installments of $131,500 beginning March 1996 and ending in December 2000.

      In connection with the purchase of the stock of Jack H. Castle, D.D.S., Inc., the Company also entered into a management services agreement with Jack H. Castle, D.D.S., P.C., a professional corporation of which Jack H. Castle, D.D.S. is the sole owner. Pursuant to the management services agreement, Jack H. Castle, D.D.S., P.C. receives an annual payment of $100,000 for services performed in connection therewith. The professional corporation employs or contracts with all of the dental professionals practicing at the Company's dental offices in Texas under the Management Agreement. The Company provides the professional corporation with, among other things, equipment, supplies, support services, non-dental personnel, office space, management, administration, financial record keeping and reporting services. The Management Agreement is for a term of 25 years, with automatic renewal thereafter.

      The Company receives a management fee under the Management Agreement with Jack H. Castle, D.D.S., P.C. equal to the Company's costs plus a base management fee and a performance fee. The base management fee is equal to 12.5% of adjusted gross revenues and the performance fee is equal to the professional corporation's net income after payment of all other fees and expenses. The Company's costs include all direct and indirect costs, overhead and expenses relating to the Company's provision of services to the professional corporation under the Management Agreement.

      In addition to the Management Agreement with Jack H. Castle, D.D.S., P.C., the Company has a contractual right to designate or approve the licensed dentist or dentists who own the professional corporation's capital stock in the event Jack H. Castle, D.D.S. ceases to be affiliated with the Company for any reason.

      The Company is party to a lease agreement with Goforth, Inc., a company owned by Jack H. Castle, Jr., the Company's Chairman and Chief Executive Officer. The lease agreement relates to the Castle Dental Center located at 2101 West Loop South in Houston, Texas, a 6,781 square foot free-standing building. The Company has agreed to pay Goforth, Inc. a minimum guaranteed rental of $12,000 per month through January 2001 and $13,200 per month from January 2001 through January 2006. The Company has also agreed to pay additional rent of approximately $1,600 per month for insurance, taxes and common area maintenance. The Company believes that this lease agreement is on terms no less favorable to the Company than could have been obtained with an independent third party.

      Pursuant to a Registration Rights Agreement dated as of December 18, 1995, as amended, the Pecks Investors, GulfStar Investments, Ltd. and certain members of Jack H. Castle, Jr.'s family have been granted certain registration rights by the Company with respect to the shares of Common Stock owned by them or acquired upon exercise of the warrant issued to GulfStar Investments, Ltd.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

      In 1999, the members of the Compensation Committee were Elizabeth A. Tilney and Robert J. Cresci. Mr. Cresci is a party to certain transactions with the Company. See "Certain Relationships and Related Transactions."

            AMENDMENT TO CREATE NON-VOTING COMMON STOCK (PROPOSAL 2)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE TO CREATE A CLASS OF NON-VOTING COMMON STOCK. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE AMENDMENT TO THE CERTIFICATE TO ESTABLISH SUCH A SERIES OF SHARES UNLESS OTHERWISE SPECIFIED.

      On January 31, 2000, the Company and Heller Financial, Inc. ("Heller") and Midwest Mezzanine Fund II, L.P. ("Midwest" and, collectively with Heller, the "Holders") entered into a Senior Subordinated Note Purchase Agreement ("Note Purchase Agreement"), pursuant to which, among other things, the Company issued an aggregate of $1,378,464 in original principal amount of convertible promissory notes ("Convertible Notes") to the Purchasers. The Convertible Notes are currently convertible at $3.1125 per share into an aggregate of 442,880 shares of Common Stock, which shares constitute approximately 6.00% of the Company's fully diluted shares of Common Stock.

      In connection with the Note Purchase Agreement, the Company and the Holders entered into a Stockholders Agreement ("Stockholders Agreement") with Jack H. Castle, Jr., Castle 1995 Gift Trust F/b/o Jack H. Castle, Jr., Castle Interests, Ltd., Jack H. Castle, D.D.S., Loretta M. Castle, GulfStar Investments, Ltd. and the Pecks Investors (collectively, the "Signatory Stockholders") who collectively own approximately 3,058,243 share of Common Stock.

      The Stockholders Agreement provides that if a Holder reasonably believes it is not entitled to hold, or exercise any significant right with respect to, the Common Stock issuable pursuant to the Convertible Notes, such Holder shall have the right to exchange all or any portion of the Common Stock then held by, or issuable to, it on a "share-for-share" basis for shares of a class of non-voting common stock of the Company, which non-voting common stock shall be identical in all respects to the Common Stock, except such stock shall be non-voting common stock and shall be convertible into voting common stock. The Company and each Signatory Stockholder have agreed to adopt such an amendments to the Certificate of the Company.

      In accordance with the foregoing, the Company proposes to establish a 1,000,000 share class of non-voting Common Stock to be designated "Class B Common Stock". The text of the amendments to the Certificate necessary to create such shares is set forth below:

      The first paragraph of Article IV of the Certificate would be amended and restated to read as follows:

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000 shares, consisting of: (i) 29,000,000 shares of Common Stock, par value $.001 per share (herein called the "Common Stock"); (ii)

      1,000,000 shares of Class B Nonvoting Common Stock, par value $.001 per share (herein called the "Class B Common Stock"), and (iii) 5,000,000 shares of Preferred Stock, par value $.001 per share (herein called the "Preferred Stock").

      Section B. COMMON STOCK of Article IV of the Certificate would be amended and restated to read as follows:

                                      B. COMMON STOCK

            Except as otherwise provided herein, all shares of Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

            1. VOTING RIGHTS. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the corporation's stockholders, and except as otherwise required by law, the holders of Class B Common Stock will have no right to vote their shares of Class B Common Stock on any matters to be voted on by the corporation's stockholders.

            2. DIVIDENDS. When and as dividends are declared thereon, whether payable in cash, property or securities of the corporation, the holders of Common Stock and the holders of Class B Common Stock will be entitled to share ratably according to the number of shares of Common Stock or Class B Common Stock held by them, in such dividends; provided, that if dividends are declared which are payable in shares of Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on both classes of Common Stock, and the dividends payable in shares of Common Stock will be payable to holders of Common Stock, and the dividends payable in shares of Class B Common Stock will be payable to the holders of Class B Common Stock.

            3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment shall have been made to the holders of any Preferred Stock pursuant to this Article IV, the holders of Common Stock and Class B Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares of Common Stock or Class B Common Stock held by them in the remaining assets of the corporation available for distribution to its stockholders.

            4.  CONVERSION OF CLASS B COMMON STOCK.

            (a) At any time and from time to time, each record holder of Class B Common Stock will be entitled to convert any and all of the shares of such holder's

      Class B Common Stock into the same number of shares of Common Stock at such holder's election; provided, that each holder of Class B Common Stock shall only be entitled to convert any share or shares of Class B Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

            (b) Each conversion of shares of Class B Common Stock into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into Common Stock and a written undertaking that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the corporation to issue such Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            (c) Promptly after such surrender and the receipt of such written notice, the corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the corporation in connection with such conversion but which was not converted.

            (d) If the corporation in any manner subdivides or combines the outstanding shares of one class of either Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

            (e) In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the corporation (other than a subdivision or combination of shares of Common Stock or Class B Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Common Stock or Class B Common Stock or from par value to no par value, or from no par value to par value) or in the case of, and as a condition to, the consolidation or merger of the corporation with or into another corporation (other than a merger in which the corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Common Stock or Class B Common Stock), each share of Class B Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Common Stock of the corporation into which such share of Class B Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph 4 with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth in this paragraph 4 (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Common Stock.

            (f) Shares of Class B Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            (g) The corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this paragraph 4, such number of shares of Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock (assuming that all such shares of Class B Common Stock are held by persons entitled to convert such shares into Common Stock).

            (h) The issuance of certificates for Common Stock upon the conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of Common Stock. The corporation will not close its books against the transfer of Class B Common Stock or of Common Stock issued or issuable upon the conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

AMENDMENT TO REDUCE THE NUMBER OF AUTHORIZED SHARES (PROPOSAL 3)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK OF THE COMPANY. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE AMENDMENT TO THE CERTIFICATE TO REDUCE THE NUMBER OF AUTHORIZED SHARES UNLESS OTHERWISE SPECIFIED.

      The Company's authorized capitalization currently consists of 35,000,000 shares, consisting of 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the record date, the Company had 6,417,206 shares of Common Stock outstanding and no shares of preferred stock outstanding. In addition, the Company has reserved an aggregate of 1,200,000 shares of Common Stock for issuance under the Plan and the Directors' Plan and 442,880 shares of Common Stock for issuance upon conversion of the Convertible Notes.

      The Company's franchise taxes in the State of Delaware depend in part upon the aggregate number of authorized shares of the Company. In 1999, the Company paid Delaware franchise taxes in the amount of $64,800. By reducing the number of authorized shares to 19,000,000 common shares (18,000,000 shares of Common Stock and 1,000,000 shares of Class B Common Stock) and 1,000,000 shares of preferred stock, the Company would have reduced its 1999 Delaware franchise taxes by approximately $30,000. This is not a one-time savings, but an amount that will be saved each year.

      The Company believes that the reduced number of authorized shares will be more than adequate to provide for the Company's needs in the foreseeable future.

AMENDMENT TO DELETE REFERENCES TO CANCELLED SHARES (PROPOSAL 4)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE COMPANY'S CERTIFICATE TO DELETE THE REFERENCES TO THE SERIES A PREFERRED STOCK, THE SERIES B PREFERRED STOCK AND THE SERIES C PREFERRED STOCK. THE SHARES OF COMMON STOCK REPRESENTED BY

RETURNED PROXY CARDS WILL BE VOTED FOR THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE TO DELETE THE REFERENCES TO SUCH CANCELLED SHARES OF PREFERRED STOCK UNLESS OTHERWISE SPECIFIED.

      The Company's Certificate was originally filed on December 15, 1995, and provided, among other things, for the creation of a series of 1,244,737 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock"). The Certificate was amended on December 18, 1995 by the filing of a certificate of merger evidencing the merger of Family Dental Services of Texas, Inc. with and into the Company. On December 19, 1995, the Certificate was amended by the filing of a certificate of correction which corrected factual inaccuracies contained in the Certificate.

      On August 28, 1996, the Certificate was amended by a certificate of amendment which increased the authorized capitalization of the Company, provided for "blank check" preferred stock, and prohibited stockholder action by written consent following a qualifying public offering of the Company's Common Stock. On June 15, 1997, the Certificate was amended by a certificate of designation establishing a series of preferred stock consisting of 119,231 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"). On June 16, 1997, the Certificate was amended by a certificate of amendment which changed certain definitions applicable to the Series A Preferred Stock. Also on June 16, 1997, the Certificate was amended by a certificate of designation establishing a series of preferred stock consisting of 485,382 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock").

      The Company has also proposed to adopt two other amendments to the Certificate pursuant to this Proxy Statement.

      None of the Shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (the "Preferred Shares") remain outstanding. As a result of the numerous amendments referred to above, the Company's Certificate is exceedingly long and the bulk of it describes securities no longer outstanding. In addition, it is highly unlikely that any of the Preferred Shares would ever be issued under their current terms and provisions. Therefore, the Board of Directors has determined that it would be prudent to amend and restate the Certificate in order to remove all reference from the Certificate of the Preferred Shares. The Company would retain the right to issue new series of preferred stock upon terms deemed advisable by the Board of Directors.

      A copy of the operative provisions of the Company's amended and restated Certificate (including the amendments proposed by Proposals 3 and 4) is attached hereto as Exhibit A.

                      APPOINTMENT OF AUDITORS (PROPOSAL 5)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2000. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THESE ACCOUNTANTS UNLESS OTHERWISE SPECIFIED.

      At the Annual Meeting a vote will be taken on the proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company's consolidated financial statements for the year ending December 31, 2000.
PricewaterhouseCoopers LLP audited the consolidated financial statements of the Company for the year ended December 31, 1999.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to appropriate questions.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

      Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1999, the Company believes that all of the Company's executive officers and directors complied with Section 16(a) reporting requirements during 1999.

                                 ANNUAL REPORTS

      The Company's Annual Report to stockholders accompanies this Proxy Statement. The Company filed its Annual Report on Form 10-K for the year ended December 31, 1999 with the Securities and Exchange Commission on May 22, 2000. A copy of the Form 10-K, including any financial statements and schedules and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. Written requests for copies of the report should be directed to John M. Slack, Secretary, Castle Dental Centers, Inc., 1360 Post Oak Boulevard, Suite 1300, Houston, Texas 77056.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Company's Bylaws. For such a proposal to be considered for inclusion in the Proxy Statement and Proxy relating to the 2001 annual meeting of stockholders, the proposal must contain the information required by the Company's Bylaws and must be received by the Company not later than December 26, 2000 in accordance with Rule 14a-8. In addition, the Company's Bylaws provide that a stockholder desiring to submit a proposal to an annual meeting of stockholders generally must deliver written notice of such proposal, together with the information required by the Bylaws, to the Secretary of the Company no later than 60 days and no earlier than 90 days prior to the first anniversary of the preceding year's annual meeting date. For such a proposal to be considered for inclusion on the agenda for the 2001 annual meeting of stockholders, the proposal and the required information must be received by the Company no later than April 27, 2001 and no earlier than March 26, 2001. Such proposals should be directed to John M. Slack, Vice President and Chief Financial Officer.

                                  OTHER MATTERS

      The Board of Directors knows of no matters that are expected to be presented at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                         CASTLE DENTAL CENTERS, INC.

      The undersigned, Jack H. Castle, Jr., Chief Executive Officer of Castle Dental Centers, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

      FIRST: The name of the Corporation is Castle Dental Centers, Inc.

      SECOND: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on December 15, 1995.

      THIRD: This Amended and Restated Certificate of Incorporation of the Corporation (the "Restated Certificate") was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, the Board of Directors having duly adopted resolutions setting forth and declaring advisable this Restated Certificate, and by the holders of a majority of the outstanding stock of the Corporation at the regularly scheduled annual meeting of the stockholders.

      FOURTH: The Certificate of Incorporation of the Corporation is hereby amended and restated as follows:

                                   ARTICLE I.

      The name of the corporation is Castle Dental Centers, Inc. (the "Corporation").

                                   ARTICLE II.

      The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

                                  ARTICLE III.

      The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,000,000 shares, consisting of: (i) 18,000,000 shares of Common Stock, par value $.001 per share (herein called the "Common Stock"); (ii) 1,000,000 shares of Class B Nonvoting Common Stock, par value $.001 per share (herein called the "Class B Common Stock"), and (iii) 1,000,000 shares of Preferred Stock, par value $.001 per share (herein called the "Preferred Stock").

                              A. PREFERRED STOCK

      Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including but without limiting the generality of the foregoing, the following:

      (1) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

      (2) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the corporation and whether such dividends shall be cumulative or noncumulative;

      (3) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the corporation, and the terms and conditions of such conversion or exchange;

      (4) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

      (5) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation or in the event of any merger or consolidation of or sale of assets by the corporation;

      (6) The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

      (7) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series of Preferred Stock as a class, to elect one or more directors of the corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

      (8) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

                                B. COMMON STOCK

      Except as otherwise provided herein, all shares of Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

      1. VOTING RIGHTS. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the corporation's stockholders, and except as otherwise required by law, the holders of Class B Common Stock will have no right to vote their shares of Class B Common Stock on any matters to be voted on by the corporation's stockholders.

      2. DIVIDENDS. When and as dividends are declared thereon, whether payable in cash, property or securities of the corporation, the holders of Common Stock and the holders of Class B Common Stock will be entitled to share ratably according to the number of shares of Common Stock or Class B Common Stock held by them, in such dividends; provided, that if dividends are declared which are payable in shares of Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on both classes of Common Stock, and the dividends payable in shares of Common Stock will be payable to holders of Common Stock, and the dividends payable in shares of Class B Common Stock will be payable to the holders of Class B Common Stock.

      3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment shall have been made to the holders of any Preferred Stock pursuant to this
Article IV, the holders of Common Stock and Class B Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares of Common Stock or Class B Common Stock held by them in the remaining assets of the corporation available for distribution to its stockholders.

      4.  CONVERSION OF CLASS B COMMON STOCK.

            (a) At any time and from time to time, each record holder of Class B Common Stock will be entitled to convert any and all of the shares of such holder's Class B Common Stock into the same number of shares of Common Stock at such holder's election; provided, that each holder of Class B Common Stock shall only be entitled to convert any share or shares of Class B Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

            (b) Each conversion of shares of Class B Common Stock into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into Common Stock and a written undertaking that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the corporation to issue such Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            (c) Promptly after such surrender and the receipt of such written notice, the corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the corporation in connection with such conversion but which was not converted.

            (d) If the corporation in any manner subdivides or combines the outstanding shares of one class of either Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

            (e) In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the corporation (other than a subdivision or combination of shares of Common Stock or Class B Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Common Stock or Class B Common Stock or from par value to no par value, or from no par value to par value) or in the case of, and as a condition to, the consolidation or merger of the corporation with or into another corporation (other than a merger in which the corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Common Stock or Class B Common Stock), each share of Class B Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Common Stock of the corporation into which such share of Class B Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph 4 with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth in this paragraph 4 (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Common Stock.

            (f) Shares of Class B Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            (g) The corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this paragraph 4, such number of shares of Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock (assuming that all such shares of Class B Common Stock are held by persons entitled to convert such shares into Common Stock).

            (h) The issuance of certificates for Common Stock upon the conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of Common Stock. The corporation will not close its books against the transfer of Class B Common Stock or of Common Stock issued or issuable upon the conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

                                  ARTICLE V.

      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any bylaw made by the Board of Directors.

                                  ARTICLE VI.

      Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

                                 ARTICLE VII.

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

                                 ARTICLE VIII.

      The Corporation shall provide indemnification to certain persons as provided below.

      A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (collectively, a "Proceeding") (other than a Proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation (which, for purposes hereof, includes any constituent corporation absorbed by the Corporation in a consolidation or merger), or while serving as such a director or officer, is or was serving at the request of the Corporation as a director, officer, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such Proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation (which, for purposes hereof, includes any constituent corporation absorbed by the Corporation in a consolidation or merger), or while serving as such a director or officer is or was serving at the request of the Corporation as a director, officer, partner, joint venturer, trustee, employee or agent of another corporation partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against expenses (including attorney's fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      C. Any indemnification under Section A or Section B of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section A or Section B of this
Article VIII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion, or (iii) by a majority vote of the stockholders, except that shares owned by or voted under the control of directors who are at the time parties to such Proceeding may not be voted in the determination.

      D. Expenses (including attorney's fees) incurred by a director or officer in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding but only (i) upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article VIII or otherwise and (ii) in the case of Proceedings brought by or in the right of the Corporation, only if a determination shall not have been made within 90 days after receipt of any written request for such advance by such director or officer that indemnification of the director or officer is not proper in the circumstances because the director or officer has not met the applicable standard of conduct set forth in Section B. of this Article VIII. This determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion, or (c) by a majority vote or the stockholders, but shares owned by or voted under the control of directors who are at the time parties to such Proceeding may not be voted in the determination (collectively, the "Authority"). Such determination as to whether indemnification is proper may be challenged by the director or officer in any court of competent jurisdiction and it shall not be a defense to any claims for advances, nor shall it create a presumption that advances are not proper. The burden of proving that indemnification is not proper shall be on the Corporation. Any such determination may be reexamined at any time by the Authority.

      E. The indemnification and advancement of expense provided by, or granted pursuant to, the other Sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or expenses may be entitled under any bylaw, agreement, vote of disinterested stockholders or disinterested directors or otherwise, both as to action in any persons' official capacity and as to action in another capacity while holding such office.

      F. The Corporation, upon authorization of the Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, joint venturer, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VIII.

      G. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      H. The Corporation may, by action of the Board of Directors, provide indemnification and advance expenses to employees and agents of the Corporation upon such terms and conditions as the Board of Directors deems appropriate.

                                  ARTICLE IX.

      Subsequent to a firm commitment underwritten public offering of the Corporation's Common Stock in which gross proceeds equal or exceed $25 million before deducting underwriters' discounts and other expenses of the offering, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of Stockholders and may not be effected without such a meeting by any consent in writing by such holders.

      IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate Incorporation on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this __ day of June, 2000.

                                    Castle Dental Centers, Inc.


                                    By:________________________________
                                    Jack H. Castle, Jr., Chief Executive Officer

                                                                         (FRONT)

                           Castle Dental Centers, Inc.
                         ANNUAL MEETING OF STOCKHOLDERS

       Solicited by the Board of Directors of Castle Dental Centers, Inc.

      The undersigned hereby appoints Jack H. Castle, Jr. and John M. Slack, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Castle Dental Centers, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on June 27, 2000, or at any adjournment or postponement thereof, as follows:

      Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

PROPOSAL 1: ELECTION OF DIRECTORS

      /_/ FOR all nominees listed below           /_/ WITHHOLD AUTHORITY for all
                                                      nominees listed below

      Jack H. Castle, Jr., Jack H. Castle, D.D.S., Robert J. Cresci, G. Kent Kahle, Elizabeth A. Tilney and Emmett E. Moore to hold office until the 2001 Annual Meeting and until their successors are elected and qualified.

      INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided here.

                                                                          (BACK)

PROPOSAL 2: TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CREATE A NEW CLASS OF NON-VOTING COMMON STOCK.

/_/   FOR   /_/   AGAINST     /_/   ABSTAIN

PROPOSAL 3: TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

/_/   FOR   /_/   AGAINST     /_/   ABSTAIN

PROPOSAL 4: TO AMEND AND RESTATE THE COMPANY'S CERTIFICATE OF INCORPORATION IN ORDER TO ELIMINATE REFERENCES TO PREFERRED SHARES NO LONGER OUTSTANDING.

/_/   FOR   /_/   AGAINST     /_/   ABSTAIN

PROPOSAL 5: APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS FOR THE
COMPANY.

/_/   FOR   /_/   AGAINST     /_/   ABSTAIN

      Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. /_/

      ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSALS 2, 3, 4 AND 5 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                          Dated: _________________________________ , 2000

                          ________________________________________
                                       Signature

                          Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.

Please complete, sign and promptly mail this proxy in the enclosed envelope.